Exhibit 99.1
ISSUER FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION STATEMENT NO. 333-138475
Hercules Offshore Provides Update on Third Quarter and Recent Developments
HOUSTON, September 23, 2009 — Hercules Offshore, Inc. (Nasdaq: HERO) provided an update on third quarter activity and recent developments today in a filing with the U.S. Securities and Exchange Commission (“SEC”). In the update, the company disclosed its anticipated financial performance for the third quarter.
The company also filed a current report on Form 8-K with the SEC to update the historical financial statements included in the company’s annual report on Form 10-K for the year ended December 31, 2008. This report was filed to reflect a new standard that changes certain aspects of accounting for outstanding convertible debt instruments, Financial Accounting Standards Board Staff Position APB 14-1 (“FSP 14-1”), which became effective on January 1, 2009 and applies to our outstanding convertible notes issued in 2008. The historical financial statements were also adjusted to reflect Hercules 100 and Hercules 110 as Assets Held for Sale, as these assets were sold in August 2009. All of these updates involved non-cash items.
HERCULES OFFSHORE, INC. (THE “COMPANY”) HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) AND A PROSPECTUS SUPPLEMENT WITH THE SECURITIES EXCHANGE COMMISSION (“SEC”) FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE REGISTRATION STATEMENT, THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT AND THE OTHER DOCUMENTS THAT THE COMPANY HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE COMPANY AND THIS OFFERING. YOU MAY OBTAIN THESE DOCUMENTS BY VISITING INTERACTIVE DATA ELECTRONIC APPLICATIONS (IDEA) ON THE SEC WEB SITE AT WWW.SEC.GOV OR BY ACCESSING THE COMPANY’S WEBSITE AT WWW.HERCULESOFFSHORE.COM UNDER “INVESTOR INFORMATION — SEC FILINGS.” ALTERNATIVELY, THE COMPANY, ANY UNDERWRITER OR ANY DEALER PARTICIPATING IN THE OFFERING WILL ARRANGE TO SEND YOU THE PROSPECTUS AND THE PROSPECTUS SUPPLEMENT IF YOU REQUEST IT BY CONTACTING:
MORGAN STANLEY & CO.
ATTN: PROSPECTUS DEPARTMENT
180 VARICK STREET 2/F
NEW YORK, NEW YORK 10014
TELEPHONE: 888-827-7275 OR EMAIL PROSPECTUS@MORGANSTANLEY.COM
UBS INVESTMENT BANK
ATTN: PROSPECTUS DEPARTMENT
299 PARK AVENUE
NEW YORK, NEW YORK 10171
TELEPHONE: 888-827-7275
SOURCE: Hercules Offshore, Inc.
CONTACT:
Stephen M. Butz
Vice President Finance and Treasurer
713-350-8315
Craig M. Muirhead
Assistant Treasurer
713-350-8346